UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2012

COMMUNITY BANK SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York		13214-1883
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (315) 445-2282

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01              Completion of Acquisition or Disposition of Assets.

On September 7, 2012, Community Bank, National Association (the “Community Bank”), the wholly-owned banking subsidiary of Community Bank System, Inc. (the “Company”), completed its acquisition of three branches from First Niagara Bank, National Association (“First Niagara”) as contemplated by the previously announced Purchase and Assumption Agreement by and between Community Bank and First Niagara, dated as of January 19, 2012, as amended on September 6, 2012.  As part of the transaction, Community Bank acquired approximately $100 million of net deposits and approximately $55 million of net performing loans and paid a premium of approximately $3 million.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

The acquisition of the branches and related deposits and loans does not represent the acquisition of a business as specified in Rule 3-05(b) of Regulation S-X and therefore historical financial statements are not required.

(b)           Pro Forma Financial Information.

Pro forma financial information is not required in connection with this acquisition pursuant to Article 11 of Regulation S-X.

(c)           Not Applicable.

(d)           Exhibits

99.1        Amendment No. 1 to Purchase and Assumption Agreement, dated September 6, 2012, by and between Community Bank, N.A. and First Niagara Bank, N.A.

99.2        Press Release, dated September 10, 2012

Signatures

Pursuant to the requirements of The Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

Date: September 13, 2012	By: /s/ Mark E. Tryniski
Name: Mark E. Tryniski
Title: President and Chief Executive Officer